UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2001

SE Global Equities Corp.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-26347
(Commission File Number)

41-0985135
(IRS Employer Identification No.)

Suite 1200, 777 West Broadway, Vancouver, British Columbia, Canada, V5Z 4J7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 871-9909

Item 4. Changes in Registrant's Certifying Accountant

In May, 2001, SE Global Equities Corp. decided to engage new auditors as its independent accountants to audit its financial statements. SE Global's board of directors approved the change of accountants from S.W. Hatfield, C.P.A. to Labonte & Co. on June 7, 2001.

SE Global did not consult Labonte & Co. regarding the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on its financial statements.

SE Global provided S.W. Hatfield, C.P.A. with a copy of the original Current Report on Form 8-K on June 14, 2001, subsequent to its filing with the Securities and Exchange Commission on June 13, 2001, and requested that he furnish SE Global with a letter addressed to the Securities and Exchange Commission stating whether he agrees with the statements made in the original Current Report on Form 8-K, and if not, stating the aspects with which he does not agree. SE Global indicated in the original Current Report on Form 8-K that it would file such letter with the Securities and Exchange Commission within ten (10) business days after the filing of the original Current Report on Form 8-K, or within two (2) business days of receipt of such letter, whichever is earlier.

In his letter to the Securities and Exchange Commission dated June 19, 2001, a copy of which is filed as an exhibit hereto, S.W. Hatfield, C.P.A. advised that his independent auditor's report dated October 18, 2000 on the financial statements as of and for the years ended September 30, 2000 and 1999 contained a qualification to the effect that the financial statements had been prepared assuming that the company would continue as a going concern, but since the company had no viable operations or significant assets, and since it depended upon significant shareholders to provide sufficient working capital, there was substantial doubt about the company's ability to continue as a going concern.

In Item 4 of its original Current Report on Form 8-K filed on June 13, 2001, SE Global inadvertently stated, "The report on the financial statements prepared by Scott W. Hatfield, CPA [sic], for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals [sic]." In light of the qualification contained in S.W. Hatfield, C.P.A.'s audit report, SE Global wishes to clarify that the report prepared by S.W. Hatfield, C.P.A. on the financial statements as of and for the years ended September 30, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

"The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no viable operations or significant assets and is dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note A. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties."

S.W. Hatfield, C.P.A. also noted in its letter to the Securities and Exchange Commission dated June 19, 2001 that:

"[W]e were engaged by current management to audit the financial statements of Future Technologies, Inc. using a Board of Directors approved change of year-end from September 30 to December 31 on or about April 11, 2001. During the course of this engagement, a difference of opinion arose related to the requirements of the U.S. Securities and Exchange Commission related to the filing of a transitional Form 10-KSB. We have had no discussions with management related to the completion of the April 11, 2001 engagement since May 2001. Accordingly, we cannot comment on, nor believe that, 'there were no disagreements with Scott W. Hatfield, CPA [sic] on any matter concerning principles or practices, financial statement disclosure or auditing scope or procedure'."

In its Current Report on Form 8-K/A filed on May 8, 2001, SE Global stated, "As a result of the acquisition being treated as a reverse acquisition for accounting purposes, SE Global has adopted the fiscal year of the 'accounting acquirer', SE Global (Private), of December 31. Since the acquisition has been treated as a reverse acquisition, no transition report is necessary or will be filed." SE Global's position is and continues to be based on its understanding of the policies of the Securities and Exchange Commission in connection with acquisitions which are treated as reverse acquisitions for accounting purposes, which, in addition to not requiring a transition report, require a registrant to:

- file periodic reports for periods ending prior to the consummation of the acquisition as they become due in the ordinary course of business; and

- starting with the periodic report for the quarter in which the acquisition was consummated, file reports based on the fiscal year of the accounting acquirer, as those financial statements would depict the operating results of the accounting acquirer, including the acquisition of the registrant from the date of consummation.

The decision to change accountants was based on the fact that Labonte & Co. was already engaged to audit the financial statements of companies associated with SE Global.

Item 7. Exhibits

(16) Letter re: change in certifying accountant

Letter from S.W. Hatfield, C.P.A. to the Securities and Exchange Commission, dated June 19, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SE Global Equities Corp.

Date: June 21, 2001

/s/ Toby Chu
Toby Chu, President